UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2010

CHINA HEALTH RESOURCE, INC.
(Name of Small Business Issuer in its Charter)

Delaware	000-50029	73-1629948
(State or Other Jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R. China
(Address of Principal Executive Offices)

+(86-825) 239-1788
(Issuer’s Telephone Number)

___________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2010, Ms. Yi Zhou resigned from her positions as Chief Financial Officer and member of the Board of Directors of China Health Resource, Inc. (“CHRI” or the “Company”). There are no disagreements between the Company and Ms. Zhou that led to her resignation.  Ms. Zhou will not receive any compensation in connection with her departure from the Company.  A copy of Ms. Zhou’s resignation letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Board of Directors has deferred appointment of a new director and will keep the position vacant until the Company has found a qualified candidate.

Effective September 29, 2010, the Company’s Board of Directors appointed Mr. Weihai Liu, 40, Chief Financial Officer of the Company. Mr. Liu was Finance Manager in Guangdong Dongsong Sanxiong Electrical Appliance Co., Ltd in charge of all aspects in budget management, accounting, financial management, taxation planning, assets and investment risk management, and also created systems of cost accounting, cost control, cost analysis, internal audit, and also the financial management of all branch companies, wholly-owned subsidiaries, and controlled subsidiaries.

The Board of Directors has approved the following compensation for Mr. Liu in his capacity as the Company’s Chief Financial Officer an annual base salary of RMB 80,000, (approximately US $11,941).

Mr. Liu will also be eligible to receive periodic stock grants and participate in the Company's incentive plans and benefit plans for which he is eligible.

A copy of the Offer Letter from the Company to Mr. Liu dated September 29, 2010 is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.  A copy of the Stock Option Agreement between the Company and Mr. Liu dated August 29, 2010 is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Letter of resignation of Ms. Yi Zhou dated September 29, 2010
10.2	Offer letter from China Health Resource, Inc. to Mr. Weihai Liu dated September 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

By:	/s/ Jiayin Wang
Wang, Jiayin
Title:	Chief Executive Officer

Dated:	October 4, 2010